EXHIBIT 3

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of IBEX Limited,

EXECUTED this 4th day of January, 2022.

PINEBRIDGE GLOBAL EMERGING MARKETS PARTNERS II, L.P.

By:	PINEBRIDGE GEM II G.P., L.P., its General Partner
By:	PINEBRIDGE GEM II G.P., CO., its General Partner

By:	/s/ John Leone
Name: John Leone
Title: Vice President

PINEBRIDGE GEM II G.P., L.P.

By:	PINEBRIDGE GEM II G.P., CO., its General Partner

By:	/s/ John Leone
Name: John Leone
Title: Vice President

/s/ John Leone
John Leone

*
Pierre Mellinger

*
Kevin Clowe

*/s/ Jennifer Crystal
Jennifer Crystal
As attorney-in-fact

This Schedule 13D was executed by Jennifer Crystal on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached as Exhibit 4.